As filed with the Securities and Exchange Commission on
______________, 1999.              Registration No. 333-86331

=====================================================================

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                      ------------------------
                           FORM SB-2/A-3
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     PAXTON MINING CORPORATION
           (Name of small business issuer in its charter)

Nevada                    1081                    88-0433489
---------------------------------------------------------------------
(State or Other          (Primary Standard        (IRS Employer
Jurisdiction of          Industrial Classifi-     Identification #)
Organization)            cation Code)

Paxton Mining Corporation          Conrad C. Lysiak, Esq.
400 Burrard Street, Suite 1950     601 West First Avenue, Suite 503
Vancouver, B.C., Canada V6C 3A6    Spokane, Washington  99201
(604) 605-0885                     (509) 624-1475
---------------------------------------------------------------------
(Address and telephone of          (Name, address and telephone
registrant's executive office)     number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
      As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

-------------------------------------------------------------------------------
                  CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

Securities       Amount To Be       Offering Price  Aggregate       Registration
To Be Registered Registered         Per Share       Offering Price  Fee (1)
Common Stock:    2,000,000 Shares   $0.10           $200,000        $ 100.00
-------------------------------------------------------------------------------

[1] Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Prospectus

                     PAXTON MINING CORPORATION
                       SHARES OF COMMON STOCK
                   No Minimum - 2,000,000 Maximum

     Prior to this offering, there has been no public market for the common stock.

      We are offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

     Investing in the common stock involves certain risks. See "Risk Factors" starting at page 6.

----------------------------------------------------------------------
               Price Per      Aggregate           Proceeds to Us
               Share          Offering Price
----------------------------------------------------------------------
Common Stock   $0.10          $200,000            $150,000
 ----------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The date of this prospectus is _________________, 1999.

                         TABLE OF CONTENTS

                                                       Page No.

SUMMARY OF PROSPECTUS. . . . . . . . . . . . . . . . . .  5
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . .  6
 RISKS ASSOCIATED WITH OUR COMPANY . . . . . . . . . . .  6
 RISKS ASSOCIATED WITH THIS OFFERING . . . . . . . . . .  9
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . .  . 11
DETERMINATION OF OFFERING PRICE . . . . . . . . . . .  . 12
CAPITALIZATION. . . . . . . . . . . . . . . . . . . .  . 12
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES . . . .  . 13
PLAN OF DISTRIBUTION; TERMS OF THE OFFERING . . . . .  . 14
BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . 16
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . 23
MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . 26
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . 28
PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . 29
DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . 30
CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . 31
LITIGATION . . . . . . . . . . . . . . . . . . . . . . . 32
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . 32
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . 32
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . 33

---------------------------------------------------------------------
                       SUMMARY OF PROSPECTUS
---------------------------------------------------------------------

     This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus, and particularly the Risk Factors section, review our financial statements and review all other information that is incorporated by reference in this prospectus.

Summary Information about Our Company

      We incorporated in the State of Nevada on June 19, 1999 and we have not generated any revenues from operations. See the "Business" section for a more detailed description of our business operations.

     On June 20, 1999, we   issued  5,000,000 shares of common stock to
Hugh Grenfal and Robert Jarva, our officers and directors pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

     Our administrative office is located at 400 Burrard Street, Suite 1950, Vancouver, British Columbia, Canada V6C 3A6, telephone (604) 605-0885 and our registered statutory office is located at 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120. Our fiscal year end is June 30.

The Offering

     Following is a brief summary of this offering. Please see the "Plan of Distribution; Terms of the Offering" in this prospectus for a more detailed description of the terms of the offering.

Securities Being Offered .    .    Up to 2,000,000 shares of common
                                   stock, par value $0.00001.

Offering Price per Share .    .    $ 0.10

Offering Period     .    .    .    The shares are being offered for a
                                   period not to exceed   90   days,
                                   unless extended by our board of
                                   directors for an additional 90
                                   days.

Net Proceeds to Our Company   .    Approximately $150,000. See "Use of
                                   Proceeds."

Use of Proceeds     .    .    .    We will use the proceeds to pay for
                                   offering expenses, research and
                                   exploration. See "Use of Proceeds."

Number of Shares Outstanding
Before the Offering:     .    .    5,000,000 See "Description of
                                   Securities."

Number of Shares Outstanding
After the Offering:                7,000,000 See "Description of
                                   Securities."

---------------------------------------------------------------------
                            RISK FACTORS
---------------------------------------------------------------------

     AN INVESTMENT IN THESE SECURITIES INVOLVES AN EXCEPTIONALLY HIGH DEGREE OF RISK AND IS EXTREMELY SPECULATIVE. IN ADDITION TO THE OTHER INFORMATION REGARDING OUR COMPANY CONTAINED IN THIS PROSPECTUS, YOU SHOULD CONSIDER MANY IMPORTANT FACTORS IN DETERMINING WHETHER TO PURCHASE THE SHARES BEING OFFERED. THE FOLLOWING RISK FACTORS ARE SOME OF THE POTENTIAL AND SUBSTANTIAL RISKS WHICH COULD BE INVOLVED IF YOU DECIDE TO PURCHASE SHARES IN THIS OFFERING.

RISKS ASSOCIATED WITH OUR COMPANY:

1. We Have No Operating History; We Have a History of Losses; and, We Expect Our Losses to Continue.

      We were incorporated in June 1999 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

     * our ability to locate a profitable mineral property

     * our ability to generate revenues

     * our ability to reduce exploration and development costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research, exploration and development of our mineral properties.
We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

2.   Speculative Nature of the Mineral Exploration Industry;
     Exploration Stage; and No Known Ore Reserves;

      Gold, silver and strategic metals exploration is highly speculative. We are in the very early exploration stage and are dependent on the proceeds from this offering to start our exploration program. We cannot guarantee that

     * our exploration will be successful,

     * any production will be obtained

     * or that production, if obtained, will be profitable.



3.  Price of Gold is Low.

     The price of gold is currently low. When general economic conditions are good, the price of gold tends to be down. Currently, the mining industry is depressed and mineral values have been very low over the last several years, making it difficult to conduct operations profitably. See "Business."

4.  Transportation Difficulties and Weather Interruptions.

      Our proposed exploration and development work can only be performed approximately five to six months out of the year. This is because rain and snow cause roads leading to our claims to be impassible during four months of the year. When roads are impassible, we are unable to work and generate income. See "Business."

5.   ^     Because We are Small and Do Not Have Much Capital, We Must
     Limit Our Exploration and Development.

      There is competition in the mineral exploration and development industry. Because we are small and do not have much capital, we must limit our exploration and development. There are other larger mining companies that could and probably would spend more time and money in exploring and developing our property. As a result of our limited capital, we may not be able to hire qualified employees.

6.  Supply Factors.

     Competition and unforeseen limited sources of supplies in the industry could result in occasional shortages of supplies of certain products, equipment or materials we may use in our operations. We cannot guarantee we will be able to obtain certain products, equipment and/or materials which we require, without interruption. See "Business."

7.  Factors Affecting Our Operations.

     Our success depends on a number of factors, many of which are beyond our control. These factors are:

     * the rates of and costs associated with the exploration and development of our properties

     * capital expenditures and other costs relating to the expansion of our business operations

     * fluctuations in the price of minerals

     * changes in operating expenses

     * changes in our exploration and development strategy

     * personnel changes

     * the introduction of alternative mining technologies

     * the effect of  other potential property acquisitions

     * increased competition in our current and prospective markets.

     Our success will also depend on our ability to identify, produce and market minerals located on our properties. If minerals are not located, we will cease operations. If minerals are located, but we can't market them, we will cease operations. Due to these factors, our operating results and/or growth rate may be below the expectations of our management and investors, which could adversely affect the value of any shares you purchase in this offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

8.  Year 2000 Compliance.

     We are year 2000 compliant. We do not know if people we will be doing business with in the future are year 2000 compliant. If someone we do business with is not year 2000 compliant, the services or products he furnishes to us could be interrupted. If the services or products are interrupted, we may have to suspend operations while he corrects his year 2000 compliance.

RISKS ASSOCIATED WITH THIS OFFERING:

9.  The Risks of Buying Low-Priced Stocks.

      Our common stock is defined as a "penny stock" under the Securities and Exchange Act of 1934, and its rules. The Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors. Accredited investors are

     * institutions with assets in excess of $5,000,000

     * individuals with net worth in excess of $1,000,000

     * individuals with income exceeding $200,000, or $300,000 jointly with a spouse).

     For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain disclosures in penny stock transactions, including

     * the actual sale or purchase price

     * the actual bid and offer quotations

     * the compensation to be received by the broker-dealer and certain associated persons, and

     * deliver certain disclosures required by the Securities and Exchange Commission.

     Because of the foregoing additional obligations imposed upon brokers, some brokers will not buy or sell our common stock. This means that you will not be able to sell your shares as easily as shares in larger corporations.

10.  Control of Our Company After the Offering.

     If all the shares we are offering in this prospectus are sold, which we can't guarantee, you, will own approximately 28.57% of our outstanding common stock. Our existing stockholders will own approximately 71.43% of the outstanding shares. As a result, after completion of this offering, regardless of the number of shares we sell, our existing stockholders will be able to elect all of our directors and control our operations. Our Articles of Incorporation do not provide for cumulative voting. Cumulative voting is a process that allows a shareholder to multiply the number of shares he owns times the number of directors to be elected. That number is the total votes a person can cast for all of the directors. Those votes can be allocated in any manner to the directors being elected. Cumulative voting, in some cases, will allow a minority group to elect at least one director to the board. Our existing stockholders do not intend to purchase any shares in this offering. This means that existing shareholders will not be expanding their ownership. See "Principal Stockholders" and "Description of Securities."

11.  Further Dilution of Your Investment

     Further dilution is likely if we issue additional shares at a lower price than the current offering price and either no trading market exists for our stock or the trading is at a price substantially lower than this offering price. See "Dilution of the Price You Pay for Your Shares."

12.  Benefits to the Company's Present Shareholders."

     This offering will result in certain benefits to Hugh Grenfal Jr. and Robert Jarva who are our only officers and directors. Messrs. Grenfal and Jarva own all the outstanding shares of our company. They have supplied only a mining claim valued at $262, cash of $100 and a loan of $12,000 which has to be repaid. You, on the other hand, will be providing all of the cash for our company's operations. See "Principal Stockholders."

13.  No Public Trading Market for the Shares.

     There is currently no trading in our common stock. We cannot guarantee you that an active trading market in our shares will develop in the near future, even if this offering is successfully completed. Even if a trading market is developed, we cannot guarantee that it will
be sustained for any period of time.   "See "Plan of Distribution;
Terms of the Offering."

 14. There is No Minimum Number of Shares that Must Be Sold and There is No Escrow Account.

     There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by the Company for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

15.  You Will Incur Immediate and Substantial Dilution.

     Our existing stockholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares. See "Dilution of the Price you Pay for Your Shares."

16.  We Do Not Pay Cash Dividends on Our Common Stock.

      We have not paid any cash dividends on our common stock to date and we will not be paying cash dividends to stockholders in the foreseeable future. Any income we receive from operations will be reinvested and devoted to our future business operations and/or to expansion. See " Description of Securities."

17.  Impact of Potential Future Sales of our Common Stock.

       A total of 5,000,000 shares of stock were issued to our two officers and directors. They paid an average price of $0.055 . They will likely sell a portion of their stock if the market price goes above $0.10. If they do sell there stock into the market, the sales
may cause the market price of the stock to drop.   See "Principal
Stockholders."

    CAUTIONARY STATEMENT REGARDING FORWARDING-LOOKING STATEMENTS

     Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Such factors include, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.

---------------------------------------------------------------------
                          USE OF PROCEEDS
---------------------------------------------------------------------

     The net proceeds from this offering will be $150,000, assuming all shares are sold, which we can't guarantee, after deducting $50,000, for estimated offering expenses, including legal and accounting fees. We will use the proceeds for exploration and working capital. We expect to spend between $40,000 and $140,000 to complete our exploration
activities.   Our exploration expenditures could vary from

$40,000 to $140,000 depending upon what we encounter in the exploration process. If it turns out that we have not raised enough money to complete our exploration and development program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and can't raise it, we will have to suspend or cease operations.

     While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgement of our board of directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

---------------------------------------------------------------------
                  DETERMINATION OF OFFERING PRICE
---------------------------------------------------------------------

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were

     * our lack operating history

     * the proceeds to be raised by the offering

     * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and

     * our relative cash requirements. See "Plan of Distribution; Terms of the Offering."

---------------------------------------------------------------------
                           CAPITALIZATION
---------------------------------------------------------------------

     The following table sets forth our capitalization at July 31, 1999, on a historical basis and as adjusted to reflect the sale of the shares.

     This table should be read in conjunction with the section entitled, "Management's Discussion and Analysis of Financial Condition and Results of Operations" our Financial Statements and Notes; and other financial and operating data included elsewhere in this prospectus.

                                        July 31, 1999  As Adjusted
                                        Actual         After Offering
                                        ---------      --------------
Stockholder's Equity:

Common Stock:
100,000,000 shares authorized,
 par value $0.00001
 5,000,000 issued and outstanding       $       50
 7,000,000 issued and outstanding                      $       70
Additional Paid-in Capital
Deficit accumulated during the          $  274,950     $  424,930
 development stage                      $ (286,638)    $ (286,638)
                                        ----------     ----------
TOTAL STOCKHOLDERS' EQUITY (deficit)    $  (11,638)    $  138,362
                                        ==========     ==========

---------------------------------------------------------------------
           DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
---------------------------------------------------------------------

      "Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. See "Principal Stockholders."

     As of July 31, 1999, the net tangible book value of our shares of common stock was a deficit of $(11,638) or approximately $(0.002) per share based upon 5,000,000 shares outstanding.

     Upon completion of this offering the net tangible book value of the 7,000,000 shares to be outstanding, assuming all shares are sold, will be $138,362, or approximately $0.02. The net tangible book value of the shares held by our existing stockholders will be increased by $0.022 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.08 per Share.

     After completion of this offering, you will own approximately 28.57% of the total number of shares then outstanding shares for which you will have made a cash investment of $200,000, or $0.10 per Share. Our existing stockholders will own approximately 71.43% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS

Price per Share . . . . . . . . . . . . . . . . . . . .$   0.055
Net tangible book value per Share before Offering . . .$ (11,638)
Net tangible book value per Share After Offering. . . .$ 138,362
Increase to present Stockholders in net tangible book
 value per Share after Offering . . . . . . . . . . . .$   0.022
Capital contributions . . . . . . . . . . . . . . . . .$ 275,000
Number of Shares Outstanding before the Offering. . . .5,000,000
Number of Shares after Offering held by
 Existing Stockholders  . . . . . . . . . . . . . . . .5,000,000
Percentage of ownership after Offering . .  . . . . . .73.43%

PURCHASERS OF SHARES IN THIS OFFERING

Price per Share. . . . . . . . . . . . . . . . . . . . $    0.10
Dilution per Share . . . . . . . . . . . . . . . . . . $    0.08
Capital contributions. . . . . . . . . . . . . . . . . $ 200,000
Number of Shares after Offering held by
 Public Investors . . . . . . . . . . . . . . . . . .  2,000,000
Percentage of ownership after Offering . . . . . . . . 28.57%


---------------------------------------------------------------------
            PLAN OF DISTRIBUTION; TERMS OF THE OFFERING
---------------------------------------------------------------------

Offering Will Be Sold By  One  of Our Officers

      We are offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

     There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by the Company for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

     We will sell the shares in this offering through Robert Jarva, one of our officers and directors. Mr. Jarva will receive no commission from the sale of any shares. Mr. Jarva will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

     1. None of such persons are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2 None of such persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     3. None of such persons are, at the time of his participation, an associated person of a broker-dealer; and

     4. All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

     We intend to advertise and hold investment meetings in various states where the offering will be registered. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Offering Period and Expiration Date

      This offering will commence on the date of this prospectus and
continue for a period of   90  days.  We may extend the offering period
for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

      If you decide to subscribe for any shares in this offering, you must

     1.  execute and deliver a subscription agreement

     2. deliver a check or certified funds to us for acceptance or rejection.

     All checks for subscriptions must be made payable to "Paxton
Mining Corporation."

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.


---------------------------------------------------------------------
                              BUSINESS
---------------------------------------------------------------------

General

     We were incorporated in the State of Nevada on June 10, 1999. We are engaged in the acquisition, exploration and development of mining properties. We maintain our statutory registered agent's office at 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and our business office is located at 400 Burrard Street, Suite 1950, Vancouver, British Columbia, Canada V6C 3A6. Our telephone number is (604) 605-0885. See "Business - Office Facilities."

Background

     In June 1999, Hugh Grenfal our President and a member of the board
of directors,   acquired one mineral property containing three mining
claims in British Columbia, Canada by arranging the staking of the same through a third party. The claims are recorded in Mr. Grenfal's name for tax purposes, however, title to the claims has been conveyed to us by an unrecorded deed. To date we have not performed any work on our property.

Location and Access

     The property is located at the north end of the Kokanee Range in the Selkirk Mountains, on the lower reaches of Twelve Mile Creek, a tributary of the Kaslo River. It lies to the immediate south of Highway 31A, approximately 17 kilometers to the northwest of Kaslo.

     The Utica mine road runs through the eastern part of the property. This gravel road leads to the now abandoned Utica Mine site, adjoining to the south of the property . However, the bridge crossing the Kaslo River has been removed and a washout 2 kilometers up from Highway 31A makes the road impassable to vehicles. Numerous overgrown logging roads traverse the eastern portion of the claim group. A foot trail runs northwest from the Utica mine road towards the showings in the center of the claims.

     At present the Kaslo River can be crossed either by wading or by canoe. A helicopter can also provides access to the claims for preliminary exploration. Any advanced stages of exploration and development of the property would require the emplacement of a sturdy bridge crossing the Kaslo River and access roads to the showings.

      The existing roads leading to our property are rough-graded dirt. During rainy weather the roads are sometimes inaccessible or washed out.

Physiography

     The property lies between the elevations of 1,066 meters and 2,130 meters. The main areas of interest lies between approximately 1,200 meters and 1,800 meters. Slopes are in the range of 20 to 40 degrees, with occasional bluffs. Vegetation is moderate to heavy at lower elevations, particularly in areas of glacial cover. Higher elevations are more lightly vegetated, with many areas of outcrop. There is ample timber and water within the property to support all phases of exploration.

     The property is snow free from June through November providing a five to six month exploration season.

     The property is within easy commuting distance of Kaslo. Kaslo offers full facilities of a small town having a hotel, motel, bank and supermarket. Nelson, which is one hour and a half to the south, is the nearest major center.

Regional Geology

     The Arch property occurs within the central section of the Kootenay Arc. The Arc is composed of a band of sedimentary, volcanic and metamorphic rocks that extend from northern Washington State where they strike northeasterly, to north of Revelstoke where they strike northwesterly. The age of the rocks varies form Precambrian to Jurassic. ^

      We obtained the foregoing from ten independent sources.

Property Geology

     The Slocan Group covers most of the property and outcrops locally as slate, limestone and argillite. The sediments were observed to have a predominant strike of northwest with variable southwesterly dips. These rocks are cut by both concordant and discordant dykes which appear to be mostly felsic. The Slocan Group sediments are highly metamorphosed in areas where they come into contact with the intrusives.


Description of Showings

     The original showings on the Arch Silver Property were discovered in the early 1900s. The majority of the development work was done in the 1920 01926 period. The recorded production from the property is less than 30 tons of hand cobbed silver - lead ore from three of the six showings.

     There have been six mineralized showings discovered to date, all of which occur within the property. These have been developed by both underground and surface workings, The mineralization that the workings are exploring is occurring in veins and as replacement carbonate within shear zones. The following is a description of the properties utilizing descriptions taken from field observations and from the British Columbia Ministry of Mines Annual Reports from various years as well as the Geological Survey of Canada Memoir 173.

Big Ben

     There are two mentions of this showing; in the British Columbia Annual Report of the Minster of Mines (1926), and a quote by Cairnes
(1935) from this annual report.  The workings consists of a 20-foot
(6m) deep shaft within granite. This is sunk on a vein, 18 inch (45 cm) to 24 inch (50cm) wide, oriented 075/67 degrees NW. Mineralization consists of galena, pyrite and quartz. ^

Marble Arch

     The Marble Arch is described in the same two references as the Big Ben. Working consists of a shallow shaft and two adits within calc-schist. These develop a quartz-filled fissure containing streaks of "high-grade ore." The vein, oriented 070/50 degrees SE, is reported to be about 4" wide. ^

California

     In addition to the above two references California is also mentioned in the 1927 British Columbia Report to the Minister of Mines. It consists of two sets of workings. The lower consists of two adits 58 feet (17m) and 65 feet (20m) in length, developed on a fissured band of altered, schistose limestone. The limestone oriented 330/60 degrees NE, 13 feet (4m) to 20 feet (6m) wide, is sparsely mineralized with disseminated galena and sphalerite, along with surface patches of goethite and/or limonite. The upper workings, consisting of a shallow shaft and three adits, developed such iron cappings, apparently "gossanous" in nature.

Helen

     References to this showing are; Cairnes (1935), Minister of Mines Annual Reports for 1917, 1918 and 1919. Workings consist of 1,200 feet
(365m) of raise, shaft, adit and stope, with 40 feet (12m) of surface trenching. Two adits and one shaft provide access to the underground workings. The lode which has been developed is approximately one meter wide, oriented 055/45 degrees SW, and consists of sheared granite and metamorphosed sediments. Vein mineralization consists of galena and sphalerite. Replacement mineralization in the form of "carbonate ore" was also encountered. ^

     The Helen workings have yet to be relocated.

Keno

     The Keno workings are situated at an elevation of 6,500 feet
(2,000m) as measured by altimeter on a north-facing slope and consist of 3 adits as described by Cairnes (1935):

     The upper adit has a raise to the surface at 42 feet (13m), the splits at 55 feet (16.5m). The east fork of this adit extends for 50 feet (15m), the south for 43 feet (13m). The workings develop a shear zone, oriented 190/50 degrees East in the Slocan series sediments. The shear is one to four feet in width, consisting of fractured and slickenside sediments. ^

     Prospect Pit Above Keno

     A small prospect pit was rediscovered during the 1996 exploration program. This pit is directly above the Keno showing at an elevation of 7,500 feet (2,280m) as measured by altimeter. ^

     The showing was most recently visited in 1996 (Gallissant/Young). All three of the Keno adits were found to be caved, although a 20 inch
(50cm) vein striking 030/60 degrees East was exposed at the surface of the upper-most adit. The host rock is limestone and argillite of the Slocan series (Upper Triassic), and is unaltered. The style of mineralization was observed to be both in veins as well as mineralization replacing carbonate. (The most productive veins have been described by Cairnes as occurring within competent host rock or locally supported by more competent units such as limestone, quartzite, dykes or sills.)

     Cairnes (GSC Memoir 173) considers that the zone of economic mineralization is 330 feet (100m) to 660 feet (200m) thick, and coincidentally parallels the present land surface in many areas. In general the higher parts of this zone are characterized by silver and lead, the lower parts by pyritiferous zinc. Thus, based on Cairnes mineralization control mode, all showings on the claim group can be considered to be lying toward the top of the zone of mineralization.

     It appears that the showings on the claim correspond with several features considered by Cairnes to be important in the occurrence of economic mineralization. It can be stated, therefore, that the property is a prime target for silver-lead-zinc (wet ore) epithermal vein mineralization.


MAP SUPPLIED SUPPLEMENTALLY.

Our Proposed Exploration Program

      We must conduct exploration and development to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

      Our exploration program is designed to economically explore and evaluate our properties.

     We do not claim to have any ores or reserves whatsoever at this time on any of our properties.

     We intend to implement an exploration program and intend to proceed in the following three phases:

     Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites. We have recently begun this phase of the exploration process on our properties.

     When the research is completed, our initial work will be augmented with geologic mapping, geophysical testing and geochemical testing of our claims. When available, existing workings, such as trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will to begin trenching the area. Trenches are generally approximately 150 ft. in length and 10-20 ft. wide. These dimensions allow for a thorough examination of the surface of the vein structure types generally encountered in the area. They also allow for efficient reclamation, re-contouring and re-seeding of disturbed areas Once excavation of a trench is completed, samples are taken and then analyzed for economically potential minerals that are known to have occurred in the area. Careful interpretation of this available data collected from the various tests aid in determining whether or not the prospect has current economic potential and whether further exploration is warranted.

     Phase 1 will take about 3 months and cost about $20,000.

     Phase 2 involves an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying any mineral deposits of potential economic importance. The methods employed are

     * more extensive trenching

     * more advanced geophysical work

     * drift driving

      Drift driving is the process of constructing a tunnel to take samples of ore for testing. Later, the tunnel can be used for mining ore. The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. Trenching identifies the continuity and extent of mineralization, if any, below the surface. After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants a Phase 3 study.

     Phase 2 will take about 3 months and cost about $20,000.

     Phase 3 is aimed at precisely defining the depth, the width, the
length, the tonnage and the value per ton of any ore body.   This is
accomplished through extensive drift driving. An ore body is not a proven ore body until it has been technically, economically and legally proven.

      Phase 3 will take about 6 months and cost about $80,000.

      We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

Regulations

     Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for

          -    locating claims
          -    posting claims
          -    working claims
          -    reporting work performed

We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws in order to operate our business. Compliance with these rules and regulations will not effect our operations.

Environmental Law

     We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations effecting:

     1.   Health and Safety
     2.   Archaeological Sites
     3.   Exploration Access

     We are in compliance with the foregoing act and will continue to comply with the act in the future.


Employees

      Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. Our only technical employees will be Hugh Grenfal and Robert Jarva, our officers and directors.

Employees and Employment Agreements

      At present, we have no employees, other than Messrs. Grenfal and
Jarva, our officers and directors, who   were compensated  for their
services. Messrs. Grenfal and Jarva do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employees.

Legal Proceeding

     We are not involved in any pending legal proceeding.

---------------------------------------------------------------------
              MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS
---------------------------------------------------------------------

     We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on our property. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in our company. We must raise cash in order to implement our project and stay in business.

     In order to meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. What ever money we do raise, will be applied first to exploration and then to development, if development is warranted. If we do not raise all of the money we need from this offering, we will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officers or others. We have discussed this matter with our officers, however, our officers are unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.


     We will be conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.

     Phase 1 involves research, examination of the property, and trenching. Phase 1 will take about 3 months and cost about $20,000.
We have not commenced Phase I. We anticipate that the proceeds of this offering will be use to cover the costs of each phase of the exploration plan.

     Phase 2 involves an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration. Phase 2 will take about 3 months and cost about $20,000.

     Phase 3 is aimed at precisely defining the depth, the width, the length, the tonnage and the value per ton of any ore body. Phase 3 will take about 6 months and cost about $80,000.

Limited Operating History; Need for Additional Capital

     There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development of our properties, and possible cost overruns due to price and cost increases in services.

     To become profitable and competitive, we conduct into the research and exploration of our properties before we commence production of any minerals we may find. We are seeking equity financing in order to provide for the capital required to implement our research and exploration phases.

      We have no assurance that future financing will be available to us on acceptable terms. If such financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on June 19, 1999

     We just recently acquired our first property and are commencing the research and exploration stage of our mining operations on that property at this time.

     Since inception, we have used our common stock to raise money for our property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception on June 19, 1999 to July 31, 1999 was $12,100, as a result of proceeds received from sales of our common stock.

Liquidity and Capital Resources

     As of the date of this registration statement, we have yet to generate any revenues from our business operations.

     We issued 5,000,000 shares of common stock ^     through a Section
4(2) offering in June 1999. This was accounted for as a compensation expense of $273,356 and advances and reimbursement expenses of $1,644.


     As of July 31, 1999, our total assets were $362 and our total liabilities were $12,000.

Year 2000 Compliance

     The Year 2000 issue is the result of computer programs using two digits rather than four to define the applicable year. Date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations, causing disruptions of operations, including, among others, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

Year 2000 State of Readiness

     In order to address Year 2000 issues, we developed and implemented a plan to become Year 2000 ready. The Year 2000 Plan covers the computers and technology which we use in the research and exploration of our properties. We have reviewed our technology consisting of computer hardware and software systems and found them to be Year 2000 ready. Since we do not have any vendors we cannot make any assessment of third parties. In the future, we intend to evaluate and assess the systems of any third party providers with whom we do business.

Year 2000 Costs

     To date, we have incurred no historical costs associated with our Year 2000 readiness and the magnitude of any future costs will depend upon the nature and extent of any problems that are identified.

Year 2000 Risks

     Our failure to correct a material Year 2000 problem could result in a complete failure or degradation of the performance of our computers which will interrupt our operations.

     Presently, however, we believe that our most reasonably likely worst case scenario related to the Year 2000 issue is associated with potential concerns with third party providers' services or products.
In the future, we will be dependent on third-party vendors to provide manual labor, research data and studies on our properties. A significant Year 2000-related disruption to one of these vendor's computer software and/or equipment could cause a delay in our proposed research and explorations which in turn could materially and adversely affect our results of operations, liquidity and financial condition. Since we have not started business, we have not hired any third party vendors. As such we are not presently aware of any vendor-related Year 2000 issues that are likely to result in such a disruption. There is no assurance that Year 2000 third party vendors will not occur in the future.

Year 2000 Contingency Plans

     Since our equipment is Year 2000 ready, we have not adopted any Year 2000 contingency plans. See "Risk Factors - The Year 2000 Issue."

---------------------------------------------------------------------
                             MANAGEMENT
---------------------------------------------------------------------

Officers and Directors

     Each of our directors is elected by the Stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, address, age and position of our present sole officer and director is set forth below:

Name and Address         Age       Position(s)

Hugh Grenfal             30        President, Treasurer, Chief
3337 West 30th Ave.                Financial Officer, and a member
Vancouver, B.C.                    of the Board of Directors
Canada V6S 1W3

Robert Jarva             36        Secretary and a member of the
2613 Harrier Drive                 Board of Directors
Coquitlam B.C.
Canada V6E 2A7

     The person named above has held his office/position since inception of our company and is expected to hold his office/position until the next annual meeting of our stockholders.

Background of Officer and Director

     Hugh Grenfal has been the President, Treasurer, Chief Financial Officer and a member of the board of directors of the company since
inception.  From   January 1991 to June 1996 , Mr. Grenfal was
President of Booker Gold Explorations Ltd., a mining and exploration corporation located in Vancouver, British Columbia. Since October 1996, Mr. Grenfal has been a Director of Callinan Mines Ltd., a mining and exploration corporation located in Vancouver, British Columbia with revenue producing copper and zinc properties located in Manitoba, Canada. Since September 1999, Mr. Grenfal has been President of Palal Mining Corporation located in Vancouver, British Columbia. Palal Mining is a mining company. Since September 1999, Mr. Grenfal has been President of Ancona Mining Corporation located in Vancouver, British Columbia. Ancona Mining Corporation is a mining company. Mr. Grenfal is currently not a full-time employee with another entity.

     Robert Jarva has been the Secretary and a member of the board of directors of the company since inception. From October 1996 to June 1999, Mr. Jarva was a Personal Financial Analyst with Primerica Financial Services located in Vancouver, British Columbia providing financial services such as pension and educational plans and life insurance for individual clients. From January 1993 to October 1996, Mr. Jarva was employed by D & K Enterprises Ltd. located in Vancouver British Columbia which was engaged in the hospitality industry. Mr. Jarva's responsibilities included public relations and funds supervision. Mr. Jarva is currently not a full-time employee with another entity.

Conflicts of Interest

     We believe that Hugh Grenfal will be subject to conflicts of interest. The conflicts of interest arise from Mr. Grenfal's relationship with other mining corporations. In the future, Mr. Grenfal will continue to be involved in the mining business for other entities and such involvement could create conflicts of interest. At the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any additional mining properties. The only conflict that we foresee is Mr. Grenfal's devotion of time to mining projects that do not involve us.

     Specifically, Hugh Grenfal is an officer and director of Callinan Mines Ltd., Palal Mining Corporation and Ancona Mining Corporation, all of which are engaged in the mining business. Presently, none of the foregoing operate mines or receive royalties from properties operated by others with the exception of Callinan Mines Ltd. which receives CDN$149,000 from a copper zinc mine in Flin Flon, Manitoba operated by Hudson Bay & Smelting Co. Neither we nor our officers are affiliated with Hudson Bay & Smelting Co. In the future, however, such corporations could begin operating mines.


---------------------------------------------------------------------
                       EXECUTIVE COMPENSATION
---------------------------------------------------------------------

     Messrs. Grenfal and Jarva, our officers and directors, were compensated in shares of common stock in the amount of $273,356 for their services and there are no plans to compensate them in the near future, unless and until we begin to realize revenues and become profitable in our business operations.

Indemnification

     Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

---------------------------------------------------------------------
                       PRINCIPAL STOCKHOLDERS
---------------------------------------------------------------------

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address         Number of      Number         Percentage of
Beneficial               Shares Before  of Shares      of Ownership
Owner [1]                Offering       After Offering After Offering
------------------       ---------      ---------      --------------
Hugh Grenfal             2,500,000      2,500,000      35.71%
3337 West 30th Ave.
Vancouver, B.C.
Canada V6S 1W3

Robert Jarva             2,500,000      2,500,000      35.71%
2613 Harrier Drive
Coquitlam, B.C.
Canada V6E 2A7
------------------
All Officers and
Directors as a Group (2) 5,000,000      5,000,000      71.43%

[1] The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Messrs. Grenfal and Jarva are the only "promoters" of our company.

Future Sales by Existing Stockholders

     A total of 5,000,000 shares of common stock were issued to the existing Stockholders, all of which are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

     Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. See "Dilution of the Price You Pay for Your Shares-Restricted Shares Eligible for Future Sale."

---------------------------------------------------------------------
                     DESCRIPTION OF SECURITIES
---------------------------------------------------------------------

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

* have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our board of directors;

* are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

* do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

* are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 97% of our outstanding shares. See "Principal Stockholders."

Cash Dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

     After we complete this offering, we will be subject to certain reporting requirements and will furnish annual financial reports to you certified by our independent accountants, and may, in our discretion, furnish unaudited quarterly financial reports.

Stock Transfer Agent

     Our stock transfer agent for our securities is Pacific Stock
Transfer Company, 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and its telephone number is (702) 361-3033.

---------------------------------------------------------------------
                        CERTAIN TRANSACTIONS
---------------------------------------------------------------------

     In June 1999 we issued a total of 5,000,000 shares of restricted common stock to Hugh Grenfal and Robert Jarva, officers and directors
of our company. ^     This was accounted for as a compensation expense
of $273,356 and advances and reimbursement expenses of $1,644.

     Since our inception, Mr. Grenfal, advanced loans to us in the total sum of $12,000, which were used for organizational and start-up costs and operating capital. The loans do not bear interest and have not been paid as of the date hereof. There are no documents reflecting the loan and they are not due on any date certain. Mr. Grenfal will accept repayment from us when money is available.

      In June 1999, we entered into an Option to Purchase Agreement with James Thom, an unrelated third party, and acquired 100% of the the three claims which make up our property. The consideration for the property was US$7.00 (CDN$10.00.)

---------------------------------------------------------------------
                             LITIGATION
---------------------------------------------------------------------

     We are not a party to any pending litigation and none is contemplated or threatened.

---------------------------------------------------------------------
                              EXPERTS
--------------------------------------------------------------------

     Our financial statements for the period from inception to June 30, 1999, and for the one month ended July 31, 1999 included in this prospectus have been audited by Williams and Webster, P.C., Independent Certified Public Accountants, Seafirst Financial Center, 601 West Riverside Avenue, Suite 1970, Spokane, Washington 99201, as set forth in their report included in this prospectus.

---------------------------------------------------------------------
                           LEGAL MATTERS
---------------------------------------------------------------------

     Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as legal counsel for our company.

---------------------------------------------------------------------
                        FINANCIAL STATEMENTS
---------------------------------------------------------------------

     Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Certified Public Accountant.

     Our audited financial statement from inception to June 30, 1999 immediately follows:

                     PAXTON MINING CORPORATION
                         TABLE OF CONTENTS
                           July 31, 1999


INDEPENDENT AUDITOR'S REPORT                           F-1

FINANCIAL STATEMENTS
 Balance Sheets                                        F-2
 Statements of Operations and Accumulated Deficit      F-3
 Statement of Stockholders' Equity (Deficit)           F-4
 Statements of Cash Flows                              F-5

NOTES TO FINANCIAL STATEMENTS                          F-6

Board of Directors
Paxton Mining Corporation
Las Vegas, Nevada

                    Independent Auditor's Report

We have audited the accompanying balance sheets of Paxton Mining Corporation, (an exploration stage enterprise), as of July 31, 1999 and June 30, 1999, and the related statements of operations and accumulated deficit, stockholders' equity (deficit) and cash flows for the one month ended July 31, 1999 and the period from June 10, 1999 (inception) to June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paxton Mining Corporation, as of July 31, 1999 and June 30, 1999, and the results of its operations and its cash flows for the month ended July 31, 1999 and the period from June 10, 1999 (inception) to June 30, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has been in the exploration stage since its inception on June 10, 1999. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
December 1, 1999

                     PAXTON MINING CORPORATION
                 (AN EXPLORATION STAGE ENTERPRISE)
                           BALANCE SHEETS

                                   July 31        June 30
                                   1999           1999
ASSETS

CURRENT ASSETS
 Cash                              $      100     $      100
                                   ----------     ----------
Total Current Assets                      100            100
                                   ----------     ----------
OTHER ASSETS
 Mining claims                            262            262
                                   ----------     ----------
TOTAL ASSETS                       $      362     $      362
                                   ==========     ==========

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
 Loans to a related party          $   12,000     $   12,000
                                   ----------     ----------
 Total Current Liabilities             12,000         12,000
                                   ----------     ----------
COMMITMENTS AND CONTINGENCIES              -              -

STOCKHOLDERS' EQUITY (DEFICIT)
 Common stock, 100,000,000 shares
  authorized, $0.00001 par value;
  5,000,000 shares issued and
  outstanding                              50             50
 Additional paid-in-capital           274,950        274,950
 Deficit accumulated during
  the exploration stage              (286,638)      (286,638)
                                   ----------     ----------
TOTAL STOCKHOLDERS' EQUITY
 (DEFICIT)                            (11,638)       (11,638)
                                   ----------     ----------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY (DEFICIT)    $      362     $      362
                                   ==========     ==========




   The accompanying notes are an integral part of these financial statements.

                     PAXTON MINING CORPORATION
                 (AN EXPLORATION STAGE ENTERPRISE)
          STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                         For the one    From           June 10, 1999
                         month period   Inception      (Inception)
                         Ending         through        Through
                         July 31, 1999  June 30, 1999  July 31, 1999
REVENUES                 $       -      $       -      $       -
                         ----------     ----------     ----------
EXPENSES
Executive Compensation           -         273,356        273,356
Filing fees                      -             400            400
Legal and professional           -          11,600         11,600
Office expense                   -              31             31
Transfer agent                   -              -              -
Mining exploration
 expense                         -           1,251          1,251
                         ----------     ----------     ----------
TOTAL EXPENSES                   -         286,638        286,638
                         ----------     ----------     ----------
NET LOSS FROM OPERATIONS         -        (286,638)      (286,638)

INCOME TAXES000
                         ----------     ----------     ----------
NET LOSS                         -        (286,638)      (286,638)

ACCUMULATED DEFICIT,
 BEGINNING BALANCE         (286,638)            -              -
                         ----------     ----------     ----------
ACCUMULATED DEFICIT,
 ENDING BALANCE          $ (286,638)    $ (286,638)    $ (286,638)
                         ==========     ==========     ==========
NET LOSS PER COMMON
 SHARE                   $       -      $    (0.06)    $    (0.06)
                         ==========     ==========     ==========
WEIGHTED AVERAGE NUMBER
 OF COMMON STOCK SHARES
 OUTSTANDING              5,000,000      5,000,000      5,000,000
                         ==========     ==========     ==========







   The accompanying notes are an integral part of these financial statements.

                     PAXTON MINING CORPORATION
                 (AN EXPLORATION STAGE ENTERPRISE)
            STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                  Total
                       Common Stock     Additional                Stockholders'
                    Number              Paid-In     Accumulated   Equity
                    of Shares Amount    Capital     Deficit       (Deficit)
Issuance of
 common stock for
 compensation and
 in payment of
 advances at
 approximately
 $.055 per share    5,000,000 $ 50      $ 274,950   $       -     $  275,000

Loss for year
 ending,
 06/30/99                  -    -              -      (286,638)     (286,638)
                    --------- ----      ---------   ----------    ----------
Balance
 06/30/99           5,000,000   50        274,950     (286,638)      (11,638)

Income (loss) for
 the period ending
 07/31/99                  -    -              -            -             -
                    --------- ----      ---------   ----------    ----------
Balance
 07/31/99           5,000,000 $ 50      $ 274,950   $ (286,638)   $  (11,638)
                    ========= ====      =========   ==========     =========
























   The accompanying notes are an integral part of these financial statements.

                     PAXTON MINING CORPORATION
                 (AN EXPLORATION STAGE ENTERPRISE)
                      STATEMENT OF CASH FLOWS

                         For the one    From           June 10, 1999
                         month period   Inception      (Inception)
                         Ending         through        Through
                         July 31, 1999  June 30, 1999  July 31, 1999
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                 $   -          $ (286,638)    $ (286,638)
Adjustments to reconcile net
 loss to net cash used by
 operating activities:
 Payment of expenses from
  issuance of stock          -             274,638        274,638
                         ------         ----------     ----------
Net cash (used) in
 operating activities        -             (12,000)       (12,000)

CASH FLOWS FROM INVESTING
 ACTIVITIES                  -                  -              -

CASH FLOWS FROM FINANCING
 ACTIVITIES
 Proceeds from advances      -                 100            100
 Proceeds from short-term
  loan payable               -              12,000         12,000
                         ------         ----------     ----------
Net cash provided by
 financing activities        -              12,100         12,100
                         ------         ----------     ----------
Change in cash               -                 100            100

Cash, beginning of period   100                 -              -
                         ------         ----------     ----------
Cash, end of period      $  100         $      100     $      100
                         ======         ==========     ==========
Supplemental disclosures:
 Interest paid           $   -          $       -      $       -
                         ======         ==========     ==========
 Income taxes paid       $   -          $       -      $       -
                         ======         ==========     ==========
NON-CASH TRANSACTIONS
Stock issued in payment of
 compensation and other
 expenses                $   -          $  274,638     $  274,638
Stock issued in payment
 of advances             $   -          $      100     $      100
Stock issued in payment
 of mining claims        $   -          $      262     $      262

   The accompanying notes are an integral part of these financial statements.

                     PAXTON MINING CORPORATION
                 (AN EXPLORATION STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
                  July 31, 1999 and June 30, 1999

NOTE 1   ORGANIZATION AND DESCRIPTION OF BUSINESS

Paxton Mining Corporation (hereinafter "the Company") was incorporated on June 10, 1999 under the laws of the State of Nevada for the purpose of acquiring, exploring and developing mining properties. The Company maintains offices in Las Vegas, Nevada and in Vancouver, British Columbia. The Company's fiscal year end is June 30.

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Paxton Mining Corporation is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Exploration Stage Activities

The Company has been in the exploration stage since its formation in June 1999 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Upon location of a commercial minable reserve, the Company will actively prepare the site for its extraction and enter a development stage.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company incurred a net loss of $0 and $23,282 for the month ended July 31, 1999 and the year ended June 30, 1999 and had no sales. The future of the Company is dependent upon its ability to obtain financing and upon future successful explorations for and profitable operations from the development of mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting.

                     PAXTON MINING CORPORATION
                 (AN EXPLORATION STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
                   July 31, 1999 and June 30, 1999
NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loss Per Share

Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Provision for Taxes

At July 31, 1999 and June 30, 1999, the Company had net operating loss of approximately $23,000. No provision for taxes or tax benefit has been reported in the financial statements, as there is not a measurable means of assessing future profits or losses.

Use of Estimates

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Impaired Asset Policy

In March 1995, the Financial Accounting Standards Board issued a statement titled "Accounting for Impairment of Long-lived Assets." In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company does not believe any adjustments are needed to the carrying value of its assets at July 31, 1999 or June 30, 1999.

Exploration Costs

In accordance with generally accepted accounting principles, the Company will expense exploration costs as incurred.

                     PAXTON MINING CORPORATION
                 (AN EXPLORATION STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
                   July 31, 1999 and June 30, 1999
NOTE 3   COMMON STOCK

On June 20, 1999, 5,000,000 shares of common stock were issued to officers and directors only. There was no public offering of any securities. The above referenced shares were issued in payment for compensation in the amount of $273,356 and repayment for mining claim recording fees of $262, expenses of $1,282 and advances of $100. These shares were issued pursuant to exemption from registration contained in
Section 4 (2) of the Securities Act of 1933.

In June, 1999 the Company, through Hugh Grenfal, President and a member of the Board of Directors acquired 100% of the rights, titles and interests in three mining claims in the Twelve Mile Creek, Kalso Area, Slocan Mining Division, B.C. Canada in exchange for $7 in cash. In addition, payment of $255 was required to record the three mining claims totaling 36 units. These amounts were paid by the shareholders and repaid by the Company in the form of stock as denoted above. The Company, through Mr. Grenfal, exercised the option and acquired the mining claims. The claims are recorded in Mr. Grenfal's name for tax purposes, however, title to the claims has been conveyed to the Company via an unrecorded deed.

NOTE 4   RELATED PARTIES

The Company occupies office space provided by Hugh Grenfal, the President of the Company, in his capacity as Vice President and Director of Callinan Mines Limited at no charge. The value of this space is not considered materially significant for financial reporting purposes.

Hugh Grenfal, the President of the Company, has advanced monies to the Company to open a checking account and in payment of expenses. The funds advanced to open the checking account were repaid as part of the stock transaction. See Note 3. The balance of the advances have been recorded as short-term loans, bearing no interest and having no specific due date.

NOTE 5   YEAR 2000 ISSUES

Like other companies, Paxton Mining Corporation could be adversely affected if the computer systems the Company, its suppliers or customers use do not properly process and calculate date-related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices such as production equipment and elevators, etc. At this time, because of the complexities involved in the issue, management cannot provide assurance that the Year 2000 issue will not have an impact on the Company's operations. Any costs associated with Year 2000 compliance are expensed when incurred.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2. Article XI of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.   Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee                    $    100.00
Printing Expenses                          6,500.00
Accounting Fees and Expenses               5,000.00
Legal Fees and Expenses                   25,000.00
Blue Sky Fees/Expenses                     5,000.00
Transfer Agent Fees                        3,000.00
Miscellaneous Expenses                     5,400.00
                                        -----------
     TOTAL                              $ 50,000.00
                                        ===========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address              Date      Shares         Consideration
----------------              ----      ------         -------------

Hugh Grenfal                  6/20/99   2,500,000      Services and
3337 W. 30th Avenue                                    $641 in Cash
Vancouver, British Columbia
Canada   V7S 1W3

Robert Jarva                  6/20/99   2,500,000      Services and
2613 Harrier Drive                                     $641 in Cash
Coquitlam, British Columbia
Canada V6E 2A7

We issued the foregoing restricted shares of common stock to Messrs. Grenfal and Jarva pursuant to Section 4(2) of the Securities Act of 1933. Messrs. Grenfal and Jarva are sophisticated investors, are officers and directors of the company, and where in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.

ITEM 27.  EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.    Document Description
------------   --------------------

 3.1*          Articles of Incorporation.
 3.2*          Bylaws.
 4.1*          Specimen Stock Certificate.
 5.1*          Opinion of Conrad C. Lysiak, Esq. regarding the legality
               of the Securities being registered.
10.1*          Keno Mining Claim.
10.2*          Marble Arch Mining Claim.
10.3*          Bill of Sale.
10.4*          Statement of Trustee.
23.1           Consent of Williams & Webster, P.S., Certified Public
               Accountants.
23.2           Consent of Conrad C. Lysiak, Esq.
27.1*          Financial Data Schedule.
99.1*          Subscription Agreement.

*    Previously filed.

ITEM 28. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Amendment No. 3 to the Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 10th day of December, 1999.

                          PAXTON MINING CORPORATION

                          BY:  /s/ Hugh Grenfal
                               Hugh Grenfal, President

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Hugh Grenfal, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                Title                    Date

/s/ Hugh Grenfal         President, Treasurer,    December 10, 1999
Hugh Grenfal             Chief Financial Officer
                         and a member of the
                         Board of Directors

/s/ Robert Jarva         Secretary and a member   December 10, 1999
Robert Jarva             of the Board of Directors